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                                  Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 1997 on PACCAR Inc's financial statements, which was included in PACCAR Inc's Form 10-K filing for year ended December 31, 1996.

                                        Ernst & Young

Seattle, Washington
October 28, 1997